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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We have issued our reports dated February 23, 2000 (except for Notes 11 and 12 as to which the date is October 23, 2000), accompanying the financial statements of ProFound Pharma A/S contained in this Form 8-K/A. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Maxygen, Inc. on Forms S-8 (File No. 333-93423 effective December 22, 1999, File No. 333-38078 effective May 30, 2000, and File No. 333-44794 effective August 30, 2000).


/s/ Grant Thornton Denmark Ltd.


Copenhagen, Denmark
October 23, 2000